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                                                                     EXHIBIT 8.1


         [Form of Tax Opinion of Wilson Sonsini Goodrich & Rosati, P.C.]


                                 July __, 2000


Webvan Group, Inc.
1241 East Hillsdale Boulevard, Suite 210
Foster City, CA 94404

Ladies and Gentlemen:

     We have acted as counsel to Webvan Group, Inc., a Delaware corporation ("Parent"), in connection with the preparation and execution of the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of June 25, 2000, by and among Parent, Robin Merger Corporation, a Washington corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and HomeGrocer.com, Inc., a Delaware corporation (the "Company"). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), the separate corporate existence of Merger Sub will cease and the Company will become a wholly-owned subsidiary of Parent. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Parent which includes the Joint Proxy Statement/Prospectus dated as of July __, 2000 relating to the Merger (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement or the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by Parent, Merger Sub and the Company in the Merger Agreement, and (iii) the truth and accuracy of the certificates of representations to be provided to us by Parent, Merger Sub and the Company.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material United States federal income tax considerations," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax consequences of the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration

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Webvan Group, Inc.
July __, 2000
Page 2

Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation